EXHIBIT B

                                 Acknowledgment


     WHEREAS, pursuant to Rule 13d-1(f)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby individually acknowledge that the Schedule 13G, bearing such person's signature and filed on February 14, 1997, in respect of the Common Stock, par value $.01 per share, of The General Chemical Group Inc. is filed on such person's behalf.

     IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment to be executed as of the date set forth beside its name.


Date: February 14, 1997                   /s/ Paul M. Montrone
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                                          Paul M. Montrone


Date: February 14, 1997                   /s/ Sandra G. Montrone
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                                          Sandra G. Montrone